UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 19, 2012

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2012, Frontier Communications Corporation (the “Company”) announced that, effective February 26, 2013, Donald R. Shassian will resign his position as Executive Vice President and Chief Financial Officer of the Company.  He will remain with the Company in his current position through the year-end 2012 closing process and filing of the year-end financial statements and certifications with the Company’s Annual Report on Form 10-K.

Mr. Shassian will be succeeded by John M. Jureller, who will join the Company on January 7, 2013 and become Executive Vice President and Chief Financial Officer on February 27, 2013 following Mr. Shassian’s resignation on February 26, 2013.  Mr. Shassian will remain with the Company until March 31, 2013 to help transition responsibilities.

A copy of the press releases, each dated December 19, 2012, announcing Mr. Shassian’s resignation and Mr. Jureller’s appointment are filed herewith as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Mr. Jureller, 53, was Senior Vice President, Finance & Operations for the Resources Group of General Atlantic LLC from April 2008 to October 2012.  Previously, he was Chief Financial Officer of WestPoint International, Inc. from March 2006 to March 2008.  Prior to that, Mr. Jureller was Treasurer of various portfolio companies of ALIXPARTNERS, LLC from April 2003 to February 2006.  Before joining ALIXPARTNERS, Mr. Jureller was Chief Financial Officer of Trans-Resources, Inc., Senior Vice President, Corporate Development of Gartner, Inc. and Senior Vice President, Finance and Corporate Development at Caribiner International Inc.  Earlier, Mr. Jureller held increasingly senior roles at PepsiCo World Trading Company, Inc., Emcor Group, Inc. and General Electric Capital Corporation.  He began his career at Bankers Trust Company in finance.  He holds an MBA in Finance from Cornell University’s Johnson Graduate School of Management and a B.S. with Distinction from Cornell University.  Mr. Jureller has no family relationship to any other director or executive officer of the Company.

On December 18, 2012, the Company entered into an employment arrangement with Mr. Jureller pursuant to which he will receive an annual base salary of $500,000 and an annual target cash incentive equal to 100% of base salary.  In addition, Mr. Jureller will receive a sign-on grant of 150,000 restricted shares.  In the event of Mr. Jureller’s actual or constructive termination of employment other than for cause within two years following a “change in control” of the Company, he will be entitled to two years’ salary and target bonus, all restrictions on restricted shares held by him will immediately lapse and his restricted shares shall become non-forfeitable and all performance shares granted to him under the Company’s Long-Term Incentive Plan or other performance incentive plan pursuant to a performance-based vesting schedule shall immediately be earned by him and become non-forfeitable, with the number of shares earned equal to the target level of shares granted.

Mr. Shassian has entered into a Separation Agreement with the Company.  As a result of his scheduled departure from the Company and subject to execution of a general release in a form acceptable to the Company, Mr. Shassian will receive $140,000 in cash on April 15, 2013, representing his prorated 2013 target bonus.  In addition, on April 15, 2013, one-third of the performance shares, or 39,542 shares, awarded to Mr. Shassian on February 15, 2012 for the 2012-2014 measurement period under the Company’s Long-Term Incentive Plan will vest and be paid out to Mr. Shassian in the form of cash, based on the average of the high and low price of the Company’s common stock on March 31, 2013.  Further, the restrictions on 21,703 shares of restricted stock held by Mr. Shassian will lapse on March 31, 2013.  All other unvested restricted stock and unearned performance shares held by Mr. Shassian as of his departure from the Company will be cancelled and the Company will have no further obligations to Mr. Shassian under his employment arrangement.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release of Frontier Communications Corporation released on December 19, 2012.

99.2	Press Release of Frontier Communications Corporation released on December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: December 19, 2012	By:/s/ Nancy S. Rights
Nancy S. Rights
Senior Vice President, Deputy General Counsel and Secretary